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Exhibit 23

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-22219) of Zenith National Insurance Corp. of our report dated June 2, 2003 relating to the financial statements and supplemental schedules of The Zenith 401(k) Plan as of December 31, 2002 and 2001, and for the year ended December 31, 2002, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Los Angeles, California June 16, 2003

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Consent of Independent Accountants